Exhibit 10.37

Sensus U.S. Vehicle Fleet Policy

January 1, 2009

Sensus U.S. Vehicle Fleet Policy

Policy Overview

1. Purpose

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This policy states the standard policies and practices for the business and personal use of Sensus company-provided vehicles. This policy replaces previous driving policies.

2. Drivers Covered by this Policy

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This policy covers all Sensus employees authorized to drive a company-provided vehicle. Besides the employee to whom the vehicle is assigned, that individual’s spouse is allowed to operate the vehicle when the employee is not working. Children and other non-authorized drivers are not permitted to drive the company vehicle.

3. Vehicles Covered by this Policy

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This policy should be applied to all company-provided vehicles including:

a.	Leased vehicles

b.	Rented vehicles provided by the Leasing & Vehicle Maintenance Partner to Sensus

4. Responsibilities

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Sensus determines driver and vehicle eligibility criteria, and assigns the vehicles that will best fit the needs of the company. Eligibility standards and vehicle assignments may be changed based on business need, cost and availability.

4.1. Leasing & Vehicle Maintenance Partner Responsibilities

a.	Develop fleet and driver policy recommendations working in the best interest of Sensus.

b.	Provides for the leasing, maintenance and disposal of vehicles provided to Sensus under this policy

•	Leasing & Maintenance Partner

PHH Arval

4.2. Sensus Fleet Manager Responsibilities

a.	Develop fleet and driver policy working with the Leasing & Vehicle Maintenance Partner to Sensus and senior management as needed to secure major policy agreement.

b.	Assess fleet policy and practices to ensure that strict principles of safety are followed to ensure that the financial interests of Sensus are protected.

•	Sensus Fleet Manager

Mike DeCocco, Vice President, Human Resources

mike.decocco@sensus.com

1-919-845-4008

4.3. Sensus Fleet Administrator Responsibilities

a.	Responsible for the day to day administration of the Sensus U.S. Vehicle program including the ordering of vehicles and handling employee vehicle questions as they arise.

•	Sensus Fleet Administrator

Terry Zozula, Executive Assistant

terry.zozula@sensus.com

1-724-439-7868

4.4. Immediate Manager Responsibilities

a.	Ensure that drivers comply with this policy.

5. Safety Policy / Impaired Use

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5.1. Driver’s License

a.	For authorized business driving, drivers must be licensed in their state of residence. Drivers who fail to meet this requirement or whose driver’s license is revoked for any reason are not eligible for driving on company or personal business and may jeopardize their vehicle assignment.

b.	Authorized drivers are to immediately report to their Manager instances in which their operator’s license has been revoked, suspended, or restricted in a manner which would affect their legal right to drive.

c.	Fees and expenses regarding your personal driver’s license renewals are not an approved company expense and should not be claimed on an expense report.

5.2. Motor Vehicle Record Check

a.	A motor vehicle record check will be performed periodically on all company drivers, employees and their legal spouse. A spouse, who waives the motor vehicle record check, waives the right to drive the company vehicle. Only records related to your driving experience are reviewed. All information is handled in the strictest confidential manner.

b.	In determining whether action is warranted by the company, all incidents on an employee’s or spouse’s driving record during the previous 36 months will be considered even if such incident(s) occurred while the employee/spouse was driving a personally-owned vehicle that predates SENSUS employment.

5.3. Rules of Safe Operation of Vehicles

a.	Have all licenses required by law to operate an automobile and wear your seatbelts whenever driving, or as a passenger, in the company vehicle.

b.	Never operate a vehicle when impaired by alcohol, drugs, medication, illness, fatigue or injury.

c.	Ensure that vehicle safety equipment including brakes, lights, and horn are always in good working condition.

d.	Be familiar with all codes, laws, and regulations in the jurisdiction in which you operate the vehicle, including those jurisdictions where only occasional travel is anticipated.

e.	Realize that traveling too fast for conditions and following the vehicle ahead too closely are the main causes for rear-end collisions. Use rule of thumb of one vehicle length behind for every 10 mph.

f.	Always have your vehicle under control so that you can stop in the assured clear distance ahead and avoid accidents in the event of unexpected actions on the part of the drivers, pedestrians, children, and animals.

g.	Adjust driving speed to condition of road surface, general traffic, and visibility and be able to stop within range of your headlights at night.

h.	Do not use a cellular phone while operating the vehicle unless the vehicle is equipped with hands-free equipment such as Bluetooth. Otherwise always pull over and stop to place a call on a cellular phone.

5.4. Safety Belt Policy

a.	All employees are required to wear a safety belt properly while operating the vehicle. It is the driver’s responsibility to ensure that all passengers wear seat belts when the vehicle is in operation, and that children be restrained in accordance with child restraint laws. It is also the driver’s responsibility to ensure malfunctioning seatbelts are repaired or replaced immediately.

b.	It is discouraged (and in some states illegal) to transport children and/or infants in the front seat of the vehicle.

5.5. Impaired Use

a.	No driver may operate a company vehicle if impaired by alcohol, drugs, medication, illness, fatigue or injury.

b.	Drivers are to immediately report to their Manager if stopped by law enforcement for impaired driving, driving under the influence, or refusing a breath test.

c.	Any employee convicted of an alcohol or drug-related offense while driving at any time may have his/her company vehicle privileges terminated and possibly face other appropriate disciplinary action, up to and including employment termination.

d.	If an employee operates the vehicle under the influence of drugs, alcohol, under physical disability, or operates said vehicle in a grossly negligent manner or with reckless disregard for others, the employee may be responsible to Sensus for the full amount of resultant damage to the leased vehicle or rented vehicle, and to other persons property or injury caused by such conduct.

6. Responsibilities of Authorized Drivers

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As an authorized driver, you are required to do the following as outlined in this policy:

a.	Follow the Sensus Safety Policy as outlined in Section 5 of this policy.

b.	Report personal and business mileage on a quarterly basis to ensure timely replacement.

c.	Use the PHH service card to pay for all maintenance and rental charges incurred on the company-provided vehicle.

d.	Follow the preventive maintenance schedule that is included with your PHH Service Card.

e.	Reply to PHH promptly regarding any pre-requisites to registration renewal such as emissions or safety inspections.

f.	Pay all fines associated with parking tickets and/or moving violations promptly. This is not reimbursable by Sensus.

g.	Report address changes to the Sensus Fleet Administrator immediately as stated in Section 21.

h.	Report accidents to law enforcement, PHH, and your Manager.

i.	Follow all policies as outlined in this policy.

j.	Obey all applicable state and federal laws.

k.	Wash the vehicle and clean the interior to maintain its appearance and resale value.

l.	No bumper stickers or decals (except those required to properly register a vehicle, park in a permitted area or otherwise authorized by Sensus) are allowed on any Sensus vehicle.

Failure to fulfill these responsibilities can jeopardize the privilege of authorized driving and/or the use of a company-provided vehicle. Where driving is a requirement of employment, such failure may also have employment consequences.

6.1. Violations which could result in loss of fleet privileges as a result of driver’s motor vehicle record check

Combination of 3 or more within a three-year period:

a.	Failure to obey “Stop” or “Yield” signs.

b.	Improper passing.

c.	Driving on the wrong side of the road.

d.	Following too closely.

e.	Failure to obey traffic signals.

f.	Passing a stopped school bus with flashers on.

g.	Exceeding the posted speed limit.

h.	Any other moving motor vehicle convictions.

6.2. Violations which will likely result in loss of fleet privileges and/or employment termination as a result of driver’s motor vehicle record check

With review by Sensus Senior Management:

a.	Driving under the influence of alcohol or drugs.

b.	Driving with a suspended or revoked license.

c.	Leaving the scene of an accident.

d.	Two citations of reckless, careless or negligent driving.

e.	A combination of three or more preventable accidents and/or moving violations.

f.	Participation in the illegal manufacture, transportation, distribution, possession, sale or use of alcohol or illegal drugs, or any other illegal activity.

g.	Failure to notify Manager of license suspension, impaired driving, or driving under the influence.

h.	Falsifying information on an accident report, driving record or to a law enforcement officer.

i.	Failure to promptly pay all moving or stationary violations.

j.	Eluding or attempting to elude a law enforcement officer.

k.	Failure to authorize motor vehicle record check.

This list is not intended to be an all-inclusive list of risk violations but a sample of those deemed serious by SENSUS

7. Non-Executive Company-Provided Vehicles

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7.1. Non-Executive Eligibility

Eligibility for Non-Executive level vehicles is determined by the employee’s need ( >15,000 business miles/year), job title and scope of responsibility. The Sensus Fleet Manager will make the final determination based on the recommendation of a Business Group President or Vice President with full P&L or Sales responsibility.

All requests for Non-Executive level vehicles, either initial or replacement, are subject to approval by Sensus.

Vehicles will be replaced according to the following schedule:

•	70,000 miles* – cars
•	80,000 miles* – vans
•	90,000 miles* – cargo vans/pick-up trucks/Sport Utility Vehicles

*Vehicles that exceed the mileage replace level prior to completion of normal 50 month leasing period must be utilized for a minimum of 40 months prior to replacement.

If the employee’s termination or retirement date is known, a vehicle will not be replaced prior to such termination or retirement.

An employee, upon retirement, has the option to purchase the vehicle they are currently driving provided it is within 6 months of the lease expiration date.

7.2. Non-Executive Vehicle Ordering

a.	In order to maximize the re-sale value of our Non-Executive vehicles, ordering cycles will occur for fall and spring delivery. Once your eligibility is approved contact the Fleet Administrator for ordering instructions.

b.	Each model year, Sensus decides which vehicles, equipment options, and exterior/interior color combinations will be available to drivers whose vehicles are due to be replaced. These decisions can change during the model year as conditions change.

c.	Vehicle selections are determined based primarily on business need, cost, safety, availability and resale. There are no company-paid variations, upgrades or substitutions to the model selector list.

Vehicles ordered directly from the manufacturer are typically available for delivery in 8 to 12 weeks. Times can vary throughout the year as conditions with the manufacturer change.

8. Executive Company-Provided Vehicles

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8.1. Executive Eligibility

a.	The employee’s “Position Title,” reporting level, and the scope of the employee’s responsibility determine eligibility for a specific level and vehicle. The Vice President of Human Resources for Sensus Metering Systems will make the final determination, in case of questions.

b.	All requests for Executive level vehicles, either initial or replacement, are subject to approval by Sensus.

Vehicles will be replaced according to the following schedule:

Minimum of 36 months – Level A

Minimum of 48 months – Level B

8.2. Executive Level Vehicle Ordering

a.	If the vehicle is for a new hire the eligible employee should contact the Administrator as soon as the employment offer has been accepted to order his or her Company vehicle, according to the specified level for that employee.

•	Level A
¡	Job Titles—Chief Executive Officer & Chief Financial Officer
¡	Vehicle Price*—Up to $50,000

•	Level B
¡	Job Titles—Corporate Vice Presidents, Business Group Presidents, Executive Vice Presidents & Vice Presidents with full P&L or Sales responsibility.
¡	Vehicle Price*—Up to $35,000

* Vehicle Price is based on sale price, including options, but prior to taxes, title and other mandated charges.

b.	Executive’s have the option of obtaining a vehicle by either ordering a vehicle through the manufacturer or by identifying an existing vehicle in a dealership’s inventory. A leasing company representative specifically assigned to Sensus Metering Systems will confirm the vehicle and options and either arrange to lease an existing vehicle or to place an order with the vehicle manufacturer. Confirmation of the order and estimated arrival date for vehicles ordered through a manufacturer (normally 8 to 12 weeks) will be sent to the employee.

Driver Procedures and Information

9. New Vehicle Delivery

The dealer will notify you when your new vehicle is ready for delivery. In some areas of the country, PHH’s dealer network will deliver the new vehicle to the driver’s residence or work location. You will be notified if the new vehicle will be delivered or if you will be required to pick up the vehicle from the dealership.

Upon delivery, the dealer will ask you to sign a Delivery Receipt as an acknowledgment of receipt. Before doing so, take the following steps:

a.	Check to see that the vehicle has all the equipment as printed on your Order Acknowledgment form. If there are any discrepancies, notify the Sensus Fleet Administrator and do not accept delivery of the vehicle.

b.	Inspect the vehicle carefully for any possible damage. Note on the Delivery Receipt any apparent defects and check with the Fleet Administrator to determine if you should take delivery of the vehicle.

10. New Vehicle Titling & Registration

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Generally, the delivering dealer handles title and registration of new vehicles. Whenever possible and when the registered owner remains the same, the dealer will transfer the plates from your old vehicle to the new one.

In some cases, you may be required to title and register the new vehicle yourself due to state laws. If so, documents and instructions will be provided to you by PHH, or the delivering dealer will give the documents to you at the time of delivery.

11. Personal Use of Company Vehicles

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Personal use is restricted to the employee and the employee’s legal spouse. The following are defined as personal use:

a.	Personal vacations (permitted in the U.S. only up to a maximum of 1,000 miles annually)

b.	Weekends

c.	Holidays

d.	Commutes to and from the home or business office

e.	Medical leave

The IRS states personal use is considered as taxable income.

Company automobiles are not to be used for gainful purposes while in personal use. While used for personal use, the vehicle must be operated in compliance with all company policies. Sensus can modify or withdraw the privilege of personal use.

11.1. Fuel Usage During Vacation

Sensus permits the usage of the company vehicle while the employee is on vacation; however, fuel usage during that period is the responsibility of the driver and will not be reimbursed by the company.

11.2. Personal Mileage Reporting

Personal mileage is considered a source of taxable income. Income attributable to personal use of a company vehicle will be included on the employee’s W-2 form as taxable income at year-end. Failure to report personal mileage to the company will require the company to consider 100% of the vehicle’s use as personal for W-2 reporting purposes.

11.4. Parking/Tolls

Parking, tolls, or other items of expense incurred while the automobile is in personal use are to be paid by the driver and should not be entered on the Expense Report.

11.5. Insurance

Sensus will provide insurance coverage for the company vehicle. This insurance is applicable to the company vehicle only and does not apply to any personal items that might be stolen, damaged or destroyed during business or personal use of the vehicle.

12. Mileage Reporting

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Business and personal miles must be reported to Sensus for income tax reporting purposes.

Please note that vehicle usage will be assumed to be 100 percent personal for income tax purposes in the event mileage is not reported.

13. Operating Expenses for Company-Provided Vehicles

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While a company-provided vehicle is being used for business, Sensus will pay operating costs. Properly documented expenses such as parking and tolls incurred during business travel (not including commutes to and from the office) will be reimbursed.

The PHH Service Card must be used to pay for all maintenance, repairs, and rental charges incurred for maintenance and repairs of the company vehicle. These charges will be billed directly to Sensus. A list of the national account vendors who accept the PHH Service Card accompanies your PHH Service Card and is referenced in Section 25.

Sensus will decline to pay for expenses that arise from neglect, misuse, or violation of the policies in this policy.

14. Rental Vehicles

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If your company vehicle is temporarily unavailable due to maintenance or an accident, Sensus Fleet Administrator and PHH will consult with you to obtain an appropriate rental vehicle while your vehicle is in for maintenance or repairs.

15. PHH Service Card

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Each driver will receive a personalized red PHH Service Card to be used for purchasing vehicle-related items for your company vehicle. Receipt of this card enrolls your company vehicle in the PHH Vehicle Maintenance Program. The card only be used for vehicle related items only and can NOT be used to purchase food, newspapers, or other non-vehicle related items. All charges against the PHH Service Card will be billed directly to Sensus; therefore it is not necessary to list these charges on your expense report. All vehicle maintenance must be done through PHH. Other than fuel charges any vehicle charges over $25 listed on an expense report will not be reimbursed.

15.1. Card Imprint

The card is imprinted with the driver’s name and stays with the driver when a new vehicle is delivered.

15.2. Lost, Stolen or Damaged Cards

If your card is lost, stolen or damaged, please contact the Fleet Administrator immediately to report the incident and arrange for a replacement card.

15.3. Vehicle Maintenance Program

Use your PHH Service Card for routine maintenance under $100.00 without approval. For repairs over $100.00, you must have prior approval. Follow the instructions in the “How to Use Vehicle Maintenance”, Section 25 of this policy, for procedures for necessary repairs.

Drivers are expected to properly maintain the company-provided vehicle at all times. A preventive maintenance schedule accompanies your PHH Service Card, and should be followed carefully.

16. Registration Renewal

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Ultimately, you as the driver are responsible for proper registration of the vehicle. In most cases, PHH will handle registration renewals for PHH leased vehicles directly with the state. Keep in mind that the driver is responsible for any pre-requisites to renewal such as emissions or safety inspections that might be required by the state. You will be notified by PHH if you are required to perform pre-requisites. If you have any questions concerning the renewal of your vehicle registration, contact the Fleet Administrator.

17. Titles

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All vehicle original titles are kept on file with PHH. If you receive a title please forward to:

PHH Vehicle Management Services

Attention: Title Administration (Mail Code DI)

P.O. Box 13267

Baltimore, MD 21203.

If you relocate to another state, call the Sensus Fleet Administrator immediately

18. Insurance

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Sensus will provide each driver with an insurance identification card, which should be kept with the vehicle. The insurance carrier policy number and period of coverage is printed on the card.

In the event of an accident, follow the procedures in Section 27 of this policy.

Personal belongings that are stolen, damaged or destroyed during company or personal business are the responsibility of the driver’s personal insurance policy and will not be covered by SENSUS

19. Parking and Moving Violations

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As the driver of the vehicle, you are responsible for PROMPT payment of any fines for moving and/or stationary violations incurred during business or personal use of the company vehicle. All fines must be paid promptly to avoid penalties. Any penalties and/or processing fees that result due to delinquent or non-payment will be the responsibility of the driver.

20. Changing Vehicles

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If you are assigned to another vehicle, make sure it has the proper and current documentation (registration, inspection requirements and, insurance ID card). If this documentation is not in order, contact the Fleet Administrator. Your assigned red PHH card stays with you.

21. Address Changes

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If your address changes, notify the Fleet Administrator.

If you move to a different state, you must get a driver’s license from your new state and re-title your vehicle. In most states, PHH will retitle the vehicle for you directly with the state. However, in some cases, you may be required to retitle the vehicle on your own. If so, this must be done promptly. PHH will advise you of your requirements and is available to assist with your questions regarding the process.

22. Employee Sale Program

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The assigned driver has the first right of purchase of a company-provided vehicle at the time of replacement. In the event the driver is not interested, another Sensus employee can purchase the vehicle. The price quoted by PHH represents the fair market value for the vehicle and is firm. If you agree to purchase the vehicle, it must be titled to you or an immediate family member* only. You will be sent an invoice and other necessary paperwork instructing you how to complete the purchase. Payment must be in the form of a certified or cashier’s check payable to D.L. Peterson Trust. Drivers will be limited to the purchase of one vehicle per calendar year. *Immediate family member is defined as the spouse or child of the driver only—no exceptions.

ALL VEHICLES ARE SOLD “AS IS.”

Any vehicle needing substantial repair will not be sold to a Sensus employee.

23. Turn in of Used Vehicle

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Please notify the Fleet Administrator as soon as possible whether or not you decide to purchase your company vehicle. If another Sensus employee is not interested in purchasing the vehicle, it should be left at the delivering dealer when you take delivery of your new vehicle. Therefore, you must contact the Fleet Administrator prior to pick-up of your new vehicle to verify disposition. If your new vehicle is delivered to your home or office, it will be delivered by the PHH representative contracted to deliver the new vehicle. You are in no way obligated to provide return transportation or monetary compensation to the person delivering the vehicle to you.

It is the driver’s responsibility to ensure the vehicle is clean and in good repair at the time of turn in to PHH. You could be held personally responsible for damages caused by abuse or inappropriate use of the vehicle.

24. Termination of Employment

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If you resign or are terminated by the company, you are no longer eligible to operate or retain a company vehicle. The vehicle, PHH Service Card, registration card, keys and Driver’s Policy must be immediately surrendered to your Manager or your Human Resources Department.

Maintenance, Accidents, and Emergency Roadside Assistance

25. How to use the Vehicle Maintenance Program

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Company-provided vehicles are automatically enrolled in the PHH Vehicle Maintenance Program. The red PHH Service Card must be used for the purchase of all maintenance repairs. It is the responsibility of the assigned driver to maintain and correct causes that may lead to poor vehicle performance or safety. This includes having all general and preventive maintenance completed according to the maintenance schedules that accompany this policy.

25.1. Preventive Maintenance

Each driver is provided with a program information sheet with the PHH Service Card. This information sheet, issued by PHH, instructs the driver to have routine preventive maintenance performed on the vehicle at designated mileage intervals.

For oil changes, filter replacements and other preventive maintenance, take your vehicle to a local branch of any of the approved national account vendors listed on your service card mailing envelop, and present your PHH Service Card when you drop off your keys. For your convenience, the national account vendors are also listed below.

Goodyear	General Tire	AAMCO

Firestone	Michelin	Just Tires

Jiffy Lube	BFGoodrich	Uniroyal

Pep Boys	Penske Auto

Other approved facilities are available by accessing PHH’s website: www.phh.arvalcom

Regular inspection of tires is considered essential to safety and fuel efficiency. Check for uneven wear, cuts and abrasions. Also maintain the manufacturer recommended tire pressure.

25.2. Mechanical Problems

If you experience a mechanical problem or require service that exceeds $100, BEFORE you take your vehicle to a shop call a PHH Vehicle Maintenance Service Specialist at 1-800-638-7900.

Be prepared to give:

•	Your PHH Service Card number (imprinted on the card)

•	Your vehicle number

•	Your current odometer reading

PHH Service Specialists are available 7 days a week, 24 hours a day to assist you.

a.	Describe the problem or service request.

The Service Specialist will direct you to a convenient repair facility based on the work that you need. You and the Service Specialist will agree on an approved facility, which is the best and most convenient. There is an additional cost to Sensus for taking your vehicle to a shop that is not approved by PHH and such expenses may not be approved for reimbursement by the Fleet Manager.

b.	Take your vehicle to the service facility.

c.	Identify yourself as a PHH Service cardholder and Sensus employee. When you request service, present your card. Remind the facility to phone PHH for authorization over $100. If possible, remain in the shop until they contact a PHH Service Specialist.

d.	When you pick up your vehicle, verify all work.

e.	When you are satisfied with the work, sign your receipt.

25.3. Warranty Repairs

To ensure that the company receives warranty protection, it is essential that each driver follow the preventive maintenance schedule provided by PHH in the Vehicle Maintenance brochure. Warranty provisions are supplied with each vehicle and must be followed to ensure that all services covered under warranty are obtained. Suspected mechanical problems should be evaluated before warranty expiration.

Warranty repairs and manufacturer recalls should be performed by an authorized dealership. If you need assistance arranging warranty work or are unsure of your warranty coverage, call PHH at 1-800-638-7900.

25.4. Car Washes

The appearance of the company vehicle should be maintained in order to protect the resale value of the vehicle. Therefore, car washes are an allowable expense and are limited to 2 per month. Car detailing is not reimbursed by Sensus.

25.5. Vehicle Replacement

Once a requisition for a new vehicle has been submitted, no repairs to the existing vehicle should be made without prior approval from PHH.

26. Important Information for You

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Always call PHH BEFORE you have your vehicle serviced if you expect the cost to exceed $100.00. A Service Specialist will direct you to the best repair facility to meet your needs. You will avoid:

a.	Having to pay for services and repairs yourself.

b.	Unnecessary or inadequate work.

c.	Over-priced replacement parts and service.

d.	Any chance that Sensus will refuse to pay for unauthorized work.

To avoid delays, make appointments with repair facilities for minor maintenance and repairs when possible and arrange for alternate transportation where necessary. Use your card for service or repairs on your assigned company vehicle only. Do not use it for your personal vehicle.

Be sure that you understand the service limits of your PHH Service Card as outlined in Section 24 of this policy. If you have questions, call your Fleet Administrator.

27. Accidents

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In the event of an accident: No matter how minor the accident, report all accidents to your Fleet Administrator and always contact the police and file a police report.

a.	Take precautions necessary to protect yourself and the scene of the accident from further accidents.

b.	If you or other parties are injured, request medical assistance. If fire is involved, request fire department aid.

c.	Give identifying information ONLY to other party(ies) involved, but make no comments about assuming responsibility, fault or blame.

d.	Workman’s Compensation questions should be directed to the Sensus Human Resources Department.

e.	Do not discuss the accident with anyone except the police.

f.	Provide the other party with your name, address, phone number and insurance company.

g.	Sensus insurance company’s name is ACE American Insurance Co. The incident should also be reported to ACE via their toll free number at 1-800-222-4365.

h.	Record the name and address of witnesses and occupants of the other vehicles. Record the make, model, and license plate number of the other vehicles.

i.	Draw an accurate diagram of the accident scene. Note street/road names, traffic signs, signals, date, time, and overall road and weather conditions.

28. Emergency Roadside Assistance

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Call PHH at 1-800-638-7900 if you need:

a.	A roadside flat tire changed

b.	A jump start because of a dead battery

c.	Out-of-gas fuel delivery

d.	Lockout assistance

e.	Towing

f.	Assistance due to an Accident.

Help will be dispatched immediately, 24 hours a day, 365 days a year (including holidays).

Sensus Fleet Policy Acknowledgement

This is to acknowledge that I have received a hard copy of the Sensus US Vehicle Fleet Policy.

I have familiarized myself with the material in the Policy, and agree to its terms.

I understand that Sensus may change, rescind, or add terms described in the policy with or without proper notice. Such changes, if they occur, will be communicated as soon as available to all employees that have Sensus Leased Vehicles.

Date

Employee Name

Employee Signature

Spouse/Significant Other Signature

To be returned to SENSUS Fleet Administrator as soon as possible.

Via Mail:

Terry Zozula

Sensus Metering Systems

450 N Gallatin Avenue

Uniontown, PA 15401

Scanned Copy Via E-mail:

terry.zozula@sensus.com

Via Fax:

1-724-439-7897